UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 20, 2024

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of Principal Executive Offices, Including Zip Code)

(210) 822-2828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 20, 2024 (the “Settlement Date”), iHeartCommunications, Inc. ( “iHeartCommunications”) completed its previously announced exchange offers and consent solicitations whereby iHeartCommunications exchanged (i) approximately $755.4 million (or 94.4%) aggregate principal amount of its existing 6.375% Senior Secured Notes due 2026 (the “2026 Secured Notes”) for approximately $717.6 million aggregate principal amount of its new 9.125% Senior Secured First Lien Notes due 2029 (the “2029 First Lien Notes”) and cash consideration of approximately $37.6 million, (ii) approximately $743.0 million (or 99.1%) aggregate principal amount of its existing 5.250% Senior Secured Notes due 2027 (the “2027 Secured Notes”) for approximately $661.3 million aggregate principal amount of its new 7.750% Senior Secured First Lien Notes due 2030 (the “2030 First Lien Notes”), (iii) approximately $223.1 million (or 44.6%) aggregate principal amount of its existing 4.750% Senior Secured Notes due 2028 for approximately $178.4 million aggregate principal amount of its new 7.000% Senior Secured First Lien Notes due 2031 (the “2031 First Lien Notes” and, together with the 2029 First Lien Notes and the 2030 First Lien Notes, the “First Lien Notes”), (iv) approximately $844.0 million (or 92.1%) aggregate principal amount of its existing 8.375% Senior Notes due 2027 (the “Unsecured Notes”) for approximately $675.2 million aggregate principal amount of its new 10.875% Senior Secured Second Lien Notes due 2030 (the “Second Lien Notes” and, together with the First Lien Notes, the “New Notes”) and (v) approximately $2,258.7 million (or 99.7%) aggregate principal amount of its existing senior secured first lien term loans due 2026 (the “Existing Term Loans”) for approximately $2,145.7 million aggregate principal amount of its new senior secured first lien term loans due 2029 (the “New Term Loans” and, together with the First Lien Notes, the “First Lien Debt”; the First Lien Debt together with the Second Lien Notes, the “New Debt”) and cash consideration of approximately $112.9 million pursuant to a term loan exchange agreement (the “Term Loan Exchange Agreement”) (collectively, the “Comprehensive Transactions”).

New Indentures; New Term Loan Credit Agreement

The First Lien Notes were issued pursuant to an indenture, dated as of the Settlement Date (the “First Lien Indenture”), by and among iHeartCommunications, the Guarantors (as defined below) party thereto and U.S. Bank Trust Company, National Association (“U.S. Bank”), as trustee and collateral agent for each series of the First Lien Notes. The Second Lien Notes were issued pursuant to an indenture, dated as of the Settlement Date (the “Second Lien Indenture” and, together with the First Lien Indenture, the “Indentures”), by and among iHeartCommunications, the Guarantors and U.S. Bank, as trustee and collateral agent. The New Term Loans were incurred under a credit agreement, dated as of the Settlement Date (the “New Term Loan Credit Agreement” and, together with the Indentures, the “Debt Instruments”), by and among iHeartCommunications, the Guarantors, Bank of America, N.A. (“BofA”), as administrative agent and collateral agent, and each lender party thereto.

The 2029 First Lien Notes will mature on May 1, 2029, bear interest at an initial rate of 9.125% per annum (subject to decrease in the future upon obtaining certain credit ratings on such 2029 First Lien Notes) and interest will be payable semi-annually on February 1 and August 1 of each year, beginning on February 1, 2025. The 2030 First Lien Notes will mature on August 15, 2030, bear interest at an initial rate of 7.750% per annum (subject to decrease in the future upon obtaining certain credit ratings on such 2030 First Lien Notes) and interest will be payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2025. The 2031 First Lien Notes will mature on January 15, 2031, bear interest at an initial rate of 7.000% per annum (subject to decrease in the future upon obtaining certain credit ratings on such 2031 First Lien Notes) and interest will be payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2025. The Second Lien Notes will mature on May 1, 2030, bear interest at an initial rate of 10.875% per annum (subject to decrease in the future upon obtaining certain credit ratings on such Second Lien Notes) and interest will be payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2025. The New Term Loans will mature on May 1, 2029, and bear interest at a rate per annum based on, at iHeartCommunications’ election, either (1) term SOFR, subject to a 0% floor, plus an initial applicable margin of 5.775% (subject to decrease in the future upon iHeartCommunications obtaining certain corporate credit ratings) or (2) an alternate base rate plus an initial applicable margin of 4.775% (subject to decrease in the future upon iHeartCommunications obtaining certain corporate credit ratings). iHeartCommunications is required to make quarterly amortization payments on the New Term Loans in an amount equal to 0.25% of the original principal amount thereof beginning with the quarter ended March 31, 2025.

Each series of the New Debt is guaranteed on a senior secured basis by iHeartMedia Capital I, LLC (the “Parent Guarantor”) and each existing and future material, wholly-owned domestic subsidiary of the Parent Guarantor, subject to certain exceptions (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”). Each series of the First Lien Debt and the related guarantees are secured, subject to permitted liens and certain other exceptions, by a first priority lien on substantially all of the assets of iHeartCommunications and the Guarantors (the “Fixed Asset Collateral”), other than the accounts receivable and related assets of iHeartCommunications and the Guarantors (the “ABL Collateral” and, together with the Fixed Asset Collateral, the “Collateral”), and by a second priority lien on the ABL Collateral, and the Second Lien Notes and the related guarantees are secured, subject to permitted liens and certain other exceptions, by a second priority lien on the Fixed Asset Collateral and by a third priority lien on the ABL Collateral.

iHeartCommunications may redeem each series of the New Notes at its option, in whole or in part, at any time prior to December 20, 2026, at a price equal to 100% of the principal amount of the New Notes of such series redeemed, plus a make-whole premium, plus accrued and unpaid interest to the redemption date. iHeartCommunications may redeem each series of the New Notes at its option, in whole or in part, on or after December 20, 2026, at the redemption prices set forth in the First Lien Indenture or Second Lien Indenture, as applicable, plus accrued and unpaid interest to the redemption date. iHeartCommunications may make voluntary prepayments of the New Term Loans at its option, in whole or in part, subject to a prepayment premium as set forth in the New Term Loan Credit Agreement. Upon the occurrence of certain events, including a change of control, asset sales in excess of certain thresholds and, in the case of the 2029 First Lien Notes and the New Term Loans, excess cash flows in excess of certain thresholds, iHeartCommunications will be required to repay or make an offer to repurchase, as applicable, the New Debt (or in the case of excess cash flows, the 2029 First Lien Notes and the New Term Loans) pursuant to and subject to the provisions set forth in the applicable Debt Instrument.

The Debt Instruments contain covenants that limit iHeartCommunications’ and its subsidiaries’ ability to, among other things (and subject to certain exceptions): incur additional indebtedness; pay dividends on, or make distributions in respect of, their capital stock or repurchase their capital stock; make certain investments or other restricted payments; sell certain assets; create liens; merge, consolidate or transfer or dispose of all or substantially all of their assets; repay certain junior indebtedness or existing debt; restrict the ability of subsidiaries to pay dividends; make loans or transfer property to iHeartCommunications or its subsidiaries; permit the subsidiaries that hold FCC licenses to engage in other businesses; transfer FCC licenses or incur indebtedness; transfer material assets to non-guarantors; engage in transactions with affiliates; and change lines of business. The Debt Instruments also restrict the Parent Guarantor from engaging in any material business or operations. The Debt Instruments also contain total net leverage ratio requirements (which fall away upon certain conditions being met) tested 30 days prior to the maturity dates of the 2027 Secured Notes, the 2028 Secured Notes and the Unsecured Notes to the extent the aggregate outstanding principal amount of such notes to which such maturity date applies exceeds $50 million on such date.

In connection with the Comprehensive Transactions and on the Settlement Date, iHeartCommunications, the Guarantors and the administrative agent, collateral agent and/or trustee, as applicable, for each series of New Debt, the Existing Term Loans and the 2028 Secured Notes entered into a Multi-Lien Intercreditor Agreement (the “Multi-Lien Intercreditor Agreement”). Additionally, on the Settlement Date, (i) the administrative agent, collateral agent and/or trustee, as applicable, for each series of First Lien Debt entered into joinders to the First Lien Intercreditor Agreement, dated as of May 1, 2019 (the “First Lien Intercreditor Agreement”), by and among iHeartCommunications, the grantors from time to time party thereto and the collateral agents party thereto, and (ii) the administrative agent, collateral agent and/or trustee, as applicable, for each series of New Debt entered into joinders to the ABL Intercreditor Agreement, dated as of May 1, 2019 (the “ABL Intercreditor Agreement”), by and among iHeartCommunications, the grantors from time to time party thereto and the collateral agents party thereto. Such intercreditor agreements set forth the relative rights of, and relationships among, the administrative agents, collateral agents and trustees party thereto, the holders represented by them and the holders (and their representatives) under any future debt of iHeartCommunications and the Guarantors secured by liens on the Collateral (or, in the case of the ABL Intercreditor Agreement, the ABL Collateral) in respect of the exercise of rights and remedies against the Collateral or the ABL Collateral, as applicable.

The descriptions of the First Lien Indenture, the 2029 First Lien Notes, the 2030 First Lien Notes, the 2031 First Lien Notes, the Second Lien Indenture, the Second Lien Notes, the Term Loan Exchange Agreement, the New Term Loan Credit Agreement (including the New Term Loans), the Multi-Lien Intercreditor Agreement, the First Lien Intercreditor Agreement, the joinder thereto, the ABL Intercreditor Agreement and the joinder thereto are qualified in their entirety by references to the complete texts thereof, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and are incorporated herein by reference.

Supplemental Indentures

In connection with the Comprehensive Transactions and on the Settlement Date, iHeartCommunications entered into (i) a second supplemental indenture, by and among iHeartCommunications and the trustee and the collateral agent for the 2026 Secured Notes (the “2026 Secured Supplemental Indenture”), to the indenture governing the 2026 Secured Notes (as amended, supplemented or modified prior to the Settlement Date, the “2026 Secured Indenture”), (ii) a second supplemental indenture, by and among iHeartCommunications and the trustee and the collateral agent for the 2027 Secured Notes (the “2027 Secured Supplemental Indenture” and, together with the 2026 Secured Supplemental Indenture, the “Secured Supplemental Indentures”), to the indenture governing the 2027 Secured Notes (as amended, supplemented or modified prior to the Settlement Date, the “2027 Secured Indenture” and, together with the 2026 Secured Indenture, the “Secured Indentures”) and (iii) a second supplemental indenture, by and among iHeartCommunications and the trustee for the Unsecured Notes (the “Unsecured Supplemental Indenture” and, together with the Secured Supplemental Indentures, the “Supplemental Indentures”), to the indenture governing the 2027 Secured Notes (as amended, supplemented or modified prior to the Settlement Date, the “Unsecured Indenture” and, together with the Secured Indentures, the “Existing Indentures”), to (a) eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in the Existing Indentures, (b) release the guarantees of the guarantors under the Existing Indentures and eliminate related provisions and (c) solely in the case of the Secured Supplemental Indentures, release all liens on the collateral securing the obligations under the Secured Indentures and eliminate related provisions.

The descriptions of the Supplemental Indentures are qualified in their entirety by references to the complete texts thereof, copies of which are attached hereto as Exhibits 4.7, 4.8 and 4.9, and are incorporated herein by reference.

Existing Term Loan Credit Agreement Amendment

In connection with the Comprehensive Transactions and on the Settlement Date, iHeartCommunications and the Guarantors entered into Amendment No. 5 (the “Existing Term Loan Credit Agreement Amendment”) to the existing credit agreement, dated as of May 1, 2019 and as amended, supplemented or modified from time to time, by and among iHeartCommunications, the Guarantors party thereto, the lenders from time to time party thereto and BofA, as administrative agent and collateral agent, to, among other things, eliminate substantially all of the restrictive covenants and mandatory prepayment provisions, certain representations and warranties and certain events of default and related provisions, and subordinate the liens on the Collateral securing the obligations thereunder to the liens on the collateral securing the New Debt.

The foregoing description is qualified in its entirety by reference to the complete text of the Existing Term Loan Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

ABL Amendment

In connection with the consummation of the Comprehensive Transactions, the provisions set forth in the previously announced and filed Amendment No. 1 (the “ABL Amendment”), dated as of November 6, 2024, to the ABL Credit Agreement dated as of May 17, 2022 and as amended, supplemented or modified from time to time, by and among iHeartCommunications, the Guarantors, BofA, as administrative agent and collateral agent, and the lenders from time to time party thereto, providing for, among other things, the applicable rate with respect to the loans provided thereunder to be increased by 0.50% and certain of the affirmative covenants and default provisions to become amended, in each case upon the consummation of the Comprehensive Transactions, became effective as of the Settlement Date.

The foregoing description is qualified in its entirety by reference to the complete text of the ABL Amendment, a copy of which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On the Settlement Date, iHeartMedia, Inc. issued a press release announcing the closing of the Comprehensive Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of December 20, 2024, among iHeartCommunications, the Guarantors and U.S. Bank, as trustee and collateral agent for each series of the First Lien Notes.

4.2	Form of 9.125% Senior Secured First Lien Notes due 2029 (incorporated by reference to Exhibit A-1 to Exhibit 4.1 filed herewith).

4.3	Form of 7.750% Senior Secured First Lien Notes due 2030 (incorporated by reference to Exhibit A-2 to Exhibit 4.1 filed herewith).

4.4	Form of 7.000% Senior Secured First Lien Notes due 2031 (incorporated by reference to Exhibit A-3 to Exhibit 4.1 filed herewith).

4.5	Indenture, dated as of December 20, 2024, among iHeartCommunications, the Guarantors and U.S. Bank, as trustee and collateral agent for the Second Lien Notes.

4.6	Form of 10.875% Senior Secured Second Lien Notes due 2029 (incorporated by reference to Exhibit A-1 to Exhibit 4.5 filed herewith).

4.7	Second Supplemental Indenture, dated as of December 20, 2024, among iHeartCommunications and U.S. Bank, as trustee and collateral agent, relating to the 2026 Secured Notes.

4.8	Second Supplemental Indenture, dated as of December 20, 2024, among iHeartCommunications and U.S. Bank, as trustee and collateral agent, relating to the 2027 Secured Notes.

4.9	Second Supplemental Indenture, dated as of December 20, 2024, among iHeartCommunications thereto and U.S. Bank, as trustee, relating to the Unsecured Notes.

10.1	Term Loan Exchange Agreement, dated as of December 20, 2024, by and among iHeartCommunications, IH Media + Entertainment I, LLC, the lenders party thereto, BofA, as the administrative agent and collateral agent under the existing credit agreement and BofA, as the administrative agent and collateral agent under the new credit agreement.

10.2	Credit Agreement, dated as of December 20, 2024, by and among iHeartCommunications, the Guarantors party thereto and BofA, as administrative agent and collateral agent.

10.3	Multi-Lien Intercreditor Agreement, dated as of December 20, 2024, by and among Parent Guarantor, iHeartCommunications, the other grantors party thereto, BofA, as an administrative agent and collateral agent, first priority representative, and a third lien existing credit agreement representative, U.S. Bank, as trustee and collateral agent, a first priority representative and a second priority representative.

10.4	First Lien Intercreditor Agreement, dated as of May 1, 2019, by and among iHeartCommunications, the grantors from time to time party thereto and the collateral agents party thereto (incorporated by reference to Exhibit 10.8 of iHeartMedia Inc.’s Current Report on Form 8-K filed on May 2, 2019).

10.5	Joinder No. 3 to the First Lien Intercreditor Agreement, dated as of December 20, 2024, by and among iHeartCommunications, BofA, as the New Credit Agreement Agent, and U.S. Bank, as the 2029 First Lien Notes Collateral Agent, the 2030 First Lien Notes Collateral Agent and the 2031 First Lien Notes Collateral Agent.

10.6	ABL Intercreditor Agreement, dated as of May 1, 2019, by and among iHeartCommunications, the grantors from time to time party thereto and the collateral agents party thereto (incorporated by reference to Exhibit 10.6 of iHeartMedia, Inc.’s Current Report on Form 8-K filed on May 2, 2019).

10.7	Joinder Agreement to the ABL Intercreditor Agreement, dated as of December 20, 2024, by and among BofA, as Additional Junior Priority Representative for the New Credit Agreement, and U.S. Bank, as Additional Junior Priority Representative for each series of the New Notes.

10.8	Amendment No. 5 to Term Loan Credit Agreement, dated as of December 20, 2024, by and among iHeartCommunications, the Guarantors party thereto, the lenders party thereto and BofA, as administrative agent and collateral agent.

10.9	Amendment No. 1 to the ABL Credit Agreement, dated as of November 6, 2024, by and among iHeartCommunications, the Guarantors party thereto, the lenders from time to time party thereto and BofA, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2of iHeartMedia Inc.’s Current Report on Form 8-K filed on November 7, 2024).

99.1	Press Release, dated December 23, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

By:	/s/ Scott D. Hamilton
Name:	Scott D. Hamilton
Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary

Date: December 23, 2024